Exhibit 99.1

WEX Extends Its Existing Fuel-Price Risk Management Program

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--September 15, 2014--WEX Inc. (NYSE: WEX), a leading provider of corporate payment solutions, today announced that it has extended its existing fuel-price risk management program through the first quarter of 2016.

On September 9, 2014, the Company purchased instruments to cover a portion of its anticipated domestic fuel-price-related earnings exposure for the third and fourth quarters of 2015, and the first quarter of 2016. At this time, WEX has hedged approximately 60% of its third quarter, 40% of its fourth quarter 2015 exposure and 20% of its first quarter 2016 exposure. Going forward, the Company intends to hedge approximately 60% of its domestic fuel-price-related earnings exposure in every quarter on a rolling basis.

The instruments are designed to enhance the visibility and predictability of the Company's future earnings. The program uses instruments that create a "costless collar" based upon both the U.S. Department of Energy's weekly diesel fuel price index and NYMEX unleaded gasoline contracts. The September purchase locked in a fuel price range of approximately $3.28 to $3.34 per gallon. The following table states the approximate range of the collar and percentage of fuel-price-related earnings exposure:

	Q3	Q4	Q1	Q2	Q3	Q4	Q1
	2014	2014	2015	2015	2015	2015	2016

Average low end of range	$3.37	$3.34	$3.34	$3.37	$3.35	$3.33	$3.28
Average top end of range	$3.43	$3.40	$3.40	$3.43	$3.41	$3.39	$3.34
Approximate % locked in	60%	60%	60%	60%	60%	40%	20%

Forward-Looking Statements Disclaimer

This news release contains forward-looking statements, including statements regarding WEX's belief that it has purchased instruments to cover varying percentages of its anticipated fuel price-related earnings exposure through the first quarter of 2016; intention to hedge approximately 60% of its domestic fuel price-related earnings exposure in every quarter, on a rolling basis; and belief that the instruments will enhance the visibility and predictability of the Company's future earnings. When used in this news release, the words "may," "could," "anticipate," "plan," "continue," "project," "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the effects of general economic conditions on fueling patterns and the commercial activity of fleets, as well as payments and transaction processing activity; the effects of the Company’s business expansion and acquisition efforts; the Company’s failure to successfully integrate the businesses it has acquired; the Company's failure to consummate a previously announced transaction, including the acquisition of ExxonMobil's European commercial fuel card program; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems and any resulting negative impact on our reputation, liabilities, or loss of relationships with customers or merchants; fuel price volatility; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking regulations impacting the Company’s industrial bank and the Company as the corporate parent; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of the Company’s outstanding notes on its operations; financial loss if the Company determines it necessary to unwind its derivative instrument position prior to the expiration of a contract; the incurrence of impairment charges if our assessment of the fair value of certain of our reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A. of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2014 and the Company's subsequent periodic and current reports. The Company's forward-looking statements and these factors do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this news release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About WEX Inc.

WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 7.9 million cardholders and offering exceptional payment security and control across a wide spectrum of business sectors. The Company’s operations include WEX Bank, Fleet One, rapid! PayCard, Evolution1, WEX Australia, WEX New Zealand and WEX Europe, as well as a majority equity position in UNIK S.A., Brazil. WEX and its subsidiaries employ more than 1,700 associates. For more information about WEX, please visit http://www.wexinc.com.

CONTACT:
WEX Inc.
News media contact:
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor contact:
Michael E. Thomas, 207-523-6743
Michael.Thomas@wexinc.com